Exhibit 8.3(i)

FOURTH AMENDMENT TO LETTER AGREEMENT

DATED NOVEMBER 5, 1997, AS AMENDED MAY 1, 1998, MAY 1, 2000, and AUGUST 1,

2002

AMONG

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (FORMERLY, ZURICH

SCUDDER INVESTMENTS, INC., SCUDDER KEMPER INVESTMENTS, INC. AND

ZURICH KEMPER INVESTMENTS, INC.)

AND

ZURICH AMERICAN LIFE INSURANCE COMPANY (FORMERLY, KEMPER

INVESTORS LIFE INSURANCE COMPANY)

The parties hereto agree that, effective June 1, 2015, Schedule B to the Letter Agreement is hereby amended to restate item numbers 5 and 6. As such, item numbers 5 and 6 shall now read as follows:

“5. With respect to assets attributable to Scudder Destinations (VA) Contracts, the following annual basis point fees shall apply to the average monthly balance of such Class A shares held in Accounts at ZALICO:

Deutsche Large Cap Value VIP	25bps

Deutsche Small Mid Cap Growth VIP	22bps

Deutsche Small Mid Cap Value VIP	18bps

Deutsche Money Market VIP	0bps

Deutsche High Income VIP	25bps

Deutsche Global Income Builder VIP	20bps

Deutsche Government & Agency Securities VIP	25bps

Deutsche Unconstrained Income VIP	25bps

Deutsche Global Growth VIP	25bps

Deutsche Global Equity VIP	25bps”

Exhibit 8.3(i)

“6. With respect to assets attributable to Scudder Destinations Life Contracts, the following annual basis point fees shall apply to the average monthly balance of such Class A shares held in Accounts at ZALICO:

Deutsche Large Cap Value VIP	25bps

Deutsche Small Mid Cap Growth VIP	22bps

Deutsche Small Mid Cap Value VIP	18bps

Deutsche Money Market VIP	0bps

Deutsche High Income VIP	25bps

Deutsche Global Income Builder VIP	20bps

Deutsche Government & Agency Securities VIP	25bps

Deutsche Unconstrained Income VIP	25bps

Deutsche Global Growth VIP	25bps

Deutsche Global Equity VIP	25bps”

Except as previously and hereby amended, the Letter Agreement remains in full force and effect in accordance with its terms.

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Exhibit 8.3(i)

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August 28, 2015.

ZURICH AMERICAN LIFE INSURANCE COMPANY

By:	/s/ Richard Grilli
Name:	Richard Grilli
Title:	COO & SVP

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:	/s/ L. Blanton Neill
Name:	L. Blanton Neill
Title:	Director

By:	/s/ Paul Blodgett
Name:	Paul Blodgett
Title:	Director